Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275551

PROSPECTUS

CELCUITY INC.

5,747,787 SHARES OF COMMON STOCK BY THE SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named in this prospectus, including their respective pledgees, donees, transferees, assignees and successors-in-interest (the “Selling Stockholders”), from time to time, of up to 5,747,787 shares of common stock, par value $0.001 per share, of Celcuity Inc. (“Celcuity,” “we,” “us,” or the “Company”) that are issuable upon the exercise of warrants granted under the Securities Purchase Agreement dated October 18, 2023 among the Company and the Selling Stockholders (the “Securities Purchase Agreement”).

Pursuant to the Securities Purchase Agreement, on October 20, 2023, the Selling Stockholders purchased, in a private placement (the “Private Placement”), pre-funded warrants from the Company, which are immediately exercisable for shares of common stock (the “Warrants”). We are registering the common stock issuable upon exercise of the Warrants on behalf of the Selling Stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Stockholders.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offered by the Selling Stockholders under this prospectus or any prospectus supplement, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the Selling Stockholders. The timing and amount of any sales are within the sole discretion of the Selling Stockholders.

The shares of common stock offered under this prospectus may be sold by the Selling Stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the Selling Stockholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 11 of this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CELC.” On November 24, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $13.74.

Investing in our securities involves risks. See “Risk Factors” on page 5. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2023.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the Selling Stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the Selling Stockholders named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such Selling Stockholders must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law (including by compliance with Rule 172 under the Securities Act).

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” beginning on page 17 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 17 of this prospectus.

Neither we, nor the Selling Stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the Selling Stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 6 of this prospectus.

Unless the context otherwise requires, “CELC,” the “Company,” “we,” “us,” “our” and similar names refer to Celcuity Inc., and the term “common stock” refers to our common stock, par value $0.001 per share. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including the section entitled “Risk Factors” beginning on page 5 of this prospectus, and our most recent consolidated financial statements and related notes.

The Company

Business Overview

We are a clinical-stage biotechnology company focused on development of targeted therapies for oncology. Our lead therapeutic candidate is gedatolisib, a pan-PI3K/mTOR inhibitor. Its mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together. We initiated VIKTORIA-1, a Phase 3 study evaluating gedatolisib in patients with HR+/HER2- advanced breast cancer in 2022 and are currently enrolling patients. In addition to the Phase 3 study, we recently announced that we received U.S. Food and Drug Administration (“FDA”) clearance for our Investigational New Drug (IND) submission for the clinical development of gedatolisib in combination with Nubeqa® (darolutamide), for the treatment of patients with metastatic castration resistant prostate cancer (mCRPC). We expect to initiate a Phase 1b/2 study, CELC-G-201, in the first quarter of 2024. Additionally, our CELsignia companion diagnostic platform is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from already approved targeted therapies.

Gedatolisib Patents

We entered into the Gedatolisib License Agreement with Pfizer in April 2021, pursuant to which we acquired exclusive worldwide rights under Pfizer patents and know-how to develop, manufacture and commercialize gedatolisib. We have exclusive licenses under the Gedatolisib License Agreement to patent rights in the U.S. and numerous foreign jurisdictions relating to gedatolisib. The patent rights in-licensed under the Gedatolisib License Agreement include 11 granted patents in the U.S. and more than 290 patents granted in foreign jurisdictions including Australia, Canada, China, France, Germany, Spain, United Kingdom and Japan. A U.S. patent covering gedatolisib as a composition of matter has a statutory expiration date in December 2029 and a U.S. composition of matter patent that covers the lactic acid form of gedatolisib that is currently in clinical development expires in December 2035, in each case, not including patent term adjustment or any patent term extension, and relevant foreign counterparts.

CELsignia Patents

With respect to CELsignia, we have six issued U.S. patents and 30 issued international patents covering our diagnostic approach using cell signaling analysis in living patient cells to guide treatment of patients with targeted therapies and cell sample preparation methods. The earliest expiration date of patents is 2033. In addition, we have developed significant proprietary know-how and trade secrets for the various cell sample preparation and cellular analysis methods we have developed.

Corporate Information

We were organized as a Minnesota limited liability company in 2011 and commenced operations in 2012. On September 15, 2017, we converted from a Minnesota limited liability company into a Delaware corporation and changed our name from Celcuity LLC to Celcuity Inc.

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0123, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

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The Offering

Shares of common stock offered hereby	Resale by the Selling Stockholders of up to 5,747,787 shares of common stock issuable upon the exercise of Warrants held by the Selling Stockholders.

Terms of the offering	The Selling Stockholders identified in this prospectus will each determine when and how they will sell the securities offered hereby. They may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. See “Plan of Distribution.”

Terms of the warrants

Each Warrant entitles the holder to purchase one share of common stock. The Company sold the Warrants to the Selling Stockholders in a private placement at a price of $8.699 per Warrant. Each Warrant has an exercise price of $0.001 per share for the common stock issuable upon exercise of the Warrant. Each Warrant is immediately exercisable and will not expire.

A holder is not entitled to exercise a Warrant if such exercise would cause such holder’s aggregate beneficial ownership to exceed 4.99% of the common stock outstanding immediately prior to giving effect to such exercise (the “Maximum Percentage”). A holder may reset the Maximum Percentage to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Warrants. See “Selling Stockholders.”

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Stockholders. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	CELC

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RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed herein and incorporated by reference in this prospectus, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 23, 2023 with the Securities and Exchange Commission (“SEC”), and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. In addition, other risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and the value of our common stock.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC.

You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated timelines and costs for such trials;

●	our expectations with respect to the development, validation, required approvals, costs and timelines of gedatolisib and our CELsignia tests;

●	our expectations with respect to the potential efficacy of gedatolisib in various patient types alone or in combination with other treatments;

●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including our existing Phase 3 VIKTORIA-1 clinical trial for gedatolisib and our planned Phase 1b/2 clinical trial of gedatolisib in combination with darolutamide;

●	our beliefs related to the potential benefits resulting from Breakthrough Therapy designation for gedatolisib;

●	our beliefs related to the perceived advantages of our CELsignia tests compared to traditional molecular or other diagnostic tests;

●	our plans with respect to research and development and related expenses for the foreseeable future;

●	the future payments that may be owed to Pfizer under our license agreement with them;

●	our expectations regarding partnering with pharmaceutical companies and other third parties;

●	our expectations regarding revenue from sales of CELsignia tests and revenue from milestone or other payment sources;

●	our expectations regarding business development activities, including companion diagnostic related activities with pharmaceutical companies;

●	our expectations as to the use of proceeds from the Private Placement;

●	our expectations with respect to accessing our current debt facility or any other debt facility or other capital source in the future;

●	our beliefs regarding the adequacy of our cash on hand to fund our research and development expenses, capital expenditures, working capital, sales and marketing expenses, and other general corporate expenses, as well as the increased costs associated with being a public company; and

●	our expectations regarding the impact that the COVID-19 pandemic and related economic effects will have on our business and results of operations.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Certain risks, uncertainties and other factors include, but are not limited to, our limited operating history; the potential impact of COVID-19 and any resurgence thereof on our business and clinical study activities; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the complexity and timeline for development of our CELsignia tests; the uncertainty regarding market acceptance of our products and services by physicians, patients, third-party payors and others in the medical community, uncertainty with respect to the size of market opportunities available to us; uncertainty regarding the pricing of drug products and molecular and other diagnostic products and services that compete or may compete with us; uncertainty with insurance coverage and reimbursement for our products and services; difficulties we may face in managing growth, such as hiring and retaining key personnel; changes in government regulations; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. See “Risk Factors” beginning on page 5 of this prospectus for additional risks, uncertainties and other factors applicable to the Company.

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USE OF PROCEEDS

We are filing the registration statement, of which this prospectus is a part, to permit the Selling Stockholders described in the section entitled “Selling Stockholders,” beginning on page 8 of this prospectus, to resell shares of our common stock. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the Selling Stockholders.

However, we received proceeds from our initial sale of Warrants to the Selling Stockholders pursuant to the Private Placement and may receive additional proceeds from the exercise of such Warrants by the Selling Stockholders. The Warrants were initially sold to the Selling Stockholders at a price of $8.699 per Warrant and have an exercise price of $0.001 per share (for aggregate consideration equating to $8.70 per share of common stock). We plan to use the net proceeds from the sale of the Warrants to advance clinical development of gedatolisib and for general corporate purposes.

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SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders consists of 5,747,787 shares of common stock issuable upon exercise of the Warrants purchased by the Selling Stockholders under the Securities Purchase Agreement. The Warrants were sold to the Selling Stockholders at a price of $8.699 per Warrant and have an exercise price of $0.001 per share (for aggregate consideration equating to $8.70 per share of common stock issuable upon exercise of the Warrants).

We are registering these shares of common stock in order to permit the Selling Stockholders to offer for resale, from time to time, the shares of common stock issuable upon the exercise of such Warrants. When we refer to the “Selling Stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholders, as well as any of their respective pledgees, donees, transferees, assignees or other successors-in-interest. The Selling Stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” below, as it may be supplemented and amended from time to time.

Under the terms of the Warrants, the Company may not effect the exercise of any such Warrant, and a Selling Stockholder will not be entitled to exercise any portion of any Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the Selling Stockholder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the Selling Stockholder or any of the Selling Stockholder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the Selling Stockholder’s or any of the Selling Stockholder’s affiliates for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Maximum Percentage”). A Selling Stockholder may reset the Maximum Percentage to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that Selling Stockholder and not to any other holder of Warrants.

The Selling Stockholders may sell some, all or none of the common stock issuable upon exercise of the Warrants. We do not know how long the Selling Stockholders will hold the Warrants before exercising them, if at all, or how long they will hold the underlying common stock before selling it, and we currently have no agreements, arrangements or understandings with any Selling Stockholder regarding the sale or other disposition of any of the common stock. The common stock may be offered and sold from time to time by the Selling Stockholders pursuant to this prospectus. The information in the table below with respect to the Selling Stockholders has been obtained from the Selling Stockholders and sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholders. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights with respect to such shares within 60 days. In computing the number of shares of our common stock beneficially owned by each Selling Stockholder and the percentage ownership of each Selling Stockholder prior to and after the offering, we excluded any shares for which the Warrants held by a Selling Stockholder that may not be exercised because such exercise would cause the holder to exceed the Maximum Percentage of 4.99%.

The information below assumes the offer and sale of all shares of common stock beneficially owned by the Selling Stockholders. The beneficial ownership figures and percentages of shares owned after the offering are based on 24,203,156 shares of common stock outstanding as of October 31, 2023.

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	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock Offered Pursuant to this	Shares of Common Stock Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number	Percentage	Prospectus(2)	Number	Percentage
Entities affiliated with Baker Bros. Advisors LP.	1,246,085	4.99%	5,747,787	477,579	1.6%

(1)

Consists of (i) 442,005 shares of common stock held by Baker Brothers Life Sciences, L.P. (“Baker Brothers Life Sciences”), (ii) 35,574 shares of common stock held by 667, L.P. (“667”), and (iii) 768,506 shares of common stock issuable upon exercise of Warrants that are collectively held by Baker Brothers Life Sciences and 667.

Baker Bros. Advisors LP (“BBA”) is the management company and investment advisor to Baker Brothers Life Sciences and 667 and has sole voting and investment power with respect to these shares. Baker Bros. Advisors (GP) LLC (the “GP”) is the sole general partner of BBA. Julian C. Baker and Felix J. Baker are managing members of the GP. The GP, Julian C. Baker, Felix J. Baker and BBA may be deemed to be beneficial owners of the securities directly held by Baker Brothers Life Sciences and 667. Collectively, we refer to these entities and individuals as the “Baker Bros. Entities.” Julian C. Baker, Felix J. Baker, BBA, and the GP disclaim beneficial ownership of all shares held by Baker Brothers Life Sciences and 667, except to the extent of their indirect pecuniary interest therein.

The number of shares beneficially owned by the Baker Bros. Entities, in the aggregate, is limited by the Maximum Percentage described above. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” do not include the remaining 4,979,281 shares of common stock issuable to the Baker Bros. Entities upon exercise of their Warrants due to the application of the Maximum Percentage, based on 24,203,156 shares of common stock outstanding as of October 31, 2023.

The address for the above referenced entities and persons is 860 Washington Street, 3rd Floor, New York, NY 10014.

(2)	The number of shares of our common stock in the column “Maximum Number of Shares of Common Stock Offered Pursuant to this Prospectus” represents all of the shares of our common stock that the Selling Stockholders may offer and sell from time to time under this prospectus without giving effect to the Maximum Percentage described above.

(3)	Assumes all shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholder buys or sells no additional shares of common stock prior to the completion of this offering. Consists of (i) 442,005 shares of common stock held by Baker Brothers Life Sciences and (ii) 35,574 shares of common stock held by 667.

Agreements with the Selling Stockholders

The Private Placement

On October 18, 2023, we entered into the Securities Purchase Agreement with the Selling Stockholders pursuant to which we conducted a private placement of securities, resulting in gross proceeds to the Company, before deducting estimated offering expenses payable by the Company, of approximately $50 million (the “Private Placement”). The closing of the Private Placement occurred on October 20, 2023 (the “Closing Date”).

Securities Purchase Agreement

Under the terms of the Securities Purchase Agreement, the Selling Stockholders purchased from the Company pre-funded warrants (the “Warrants”) to purchase 5,747,787 shares of common stock. Each Warrant to purchase one share has a purchase price of $8.699 per Warrant, and an exercise price of $0.001 per share for the common stock issuable upon exercise of the Warrant (the “Warrant Shares” and together with the Warrants, the “Securities”) (for aggregate consideration equating to $8.70 per Warrant Share).

Each Warrant is immediately exercisable and will not expire. Under the terms of the Warrants, the Company may not effect the exercise of any such Warrant, and a holder will not be entitled to exercise any portion of any Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Maximum Percentage”). A holder may reset the Maximum Percentage to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Warrants.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

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Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Stockholders, pursuant to which the Company agreed to register for resale (i) the Warrant Shares then issued or issuable upon exercise of the Warrants and (ii) any other securities issued or issuable with respect to, in exchange for or in replacement of, the Warrant Shares issued and sold pursuant to the Securities Purchase Agreement (collectively, the “Registrable Securities”).

Under the Registration Rights Agreement, the Company has agreed to file this registration statement covering the resale by the Selling Stockholders of the Registrable Securities no later than 30 days following the Closing Date (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause this registration statement to become effective and to keep such registration statement effective until such time as there are no longer Registrable Securities held by the Selling Stockholders. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event that a registration statement covering the Registrable Securities was not filed with the SEC on or prior to the Filing Deadline, or if (A) a registration statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five business days after the SEC informs the Company that no review of such registration statement will be made or that the SEC has no further comments on such registration statement and (ii) the 60th day after the Closing Date (or the 90th day if the SEC reviews such registration statement), or (B) after a registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such registration statement), but excluding any Allowed Delay (as defined in the Registration Rights Agreement) or, if the registration statement were on Form S-1, for a period of 20 days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.0% of the aggregate amount paid pursuant to the Securities Purchase Agreement by such Investor for each 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 6.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the Selling Stockholders customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act. The Selling Stockholders have also granted the Company customary indemnification rights in connection with the registration statement. The representations, warranties and covenants contained in the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities, and any of their respective pledgees, donees, transferees, assignees or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of the shares of common stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	through trading plans that provide for periodic sales on the basis of parameters described in such plans;

●	a combination of any such methods of disposition; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM 2121.01.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered hereby will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

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The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to the Company by the Selling Stockholders specifically for use in this prospectus in accordance with the related Registration Rights Agreement, or the Company may be entitled to contribution.

Under the Registration Rights Agreement among the Company and the Selling Stockholders, we have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of October 31, 2023, Celcuity Inc. (“we,” “us,” “our,” and the “Company”) had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): common stock, par value $0.001 per share. In addition, we have certain equity interests outstanding that are convertible into common stock, which are described in more detail below.

As of October 31, 2023, we were authorized to issue 65,000,000 shares of common stock and 2,500,000 shares of preferred stock, $0.001 par value per share. As of October 31, 2023, we had 24,203,156 shares of common stock outstanding, 879,134 shares of Series A Preferred Stock outstanding and Warrants to purchase 13,013,889 shares of common stock outstanding.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Right to Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, including the liquidation preference of our Series A Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004.

The Nasdaq Capital Market

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CELC”.

Preferred Stock

Our board or directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 2,500,000 shares of preferred stock in one or more series. Our board of directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. See also “Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions” below.

On May 16, 2022, in connection with a Securities Purchase Agreement, dated May 15, 2022, by and among the Company and the Investors named therein (the “2022 Securities Purchase Agreement”), the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 1,850,000 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock. The following is a summary of the principal terms of the Series A Preferred Stock:

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Dividend Rights

Holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on shares of Series A Preferred Stock equal (on an as-if-converted-to-common stock basis) to and in the same form as dividends or distributions actually paid on shares of the common stock when, as and if such dividends or distributions are paid on shares of the common stock. No other dividends or distributions shall be paid on shares of Series A Preferred Stock.

Right to Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined in the Certificate of Designations) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined in the Certificate of Designations), as applicable, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price (as defined in the Certificate of Designations), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock pursuant to the Certificate of Designations immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the “Series A Liquidation Amount”).

Voting Rights

The Series A Preferred Stock is non-voting stock and does not entitle the holder thereof to vote on any matter submitted to the stockholders of the Company for their action or consideration, except as otherwise provided by the General Corporation Law of the State of Delaware or the other provisions of the Certificate of Incorporation or the Certificate of Designations.

As long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, take the following actions: (i) amend, alter or repeal any provision of the Certificate of Incorporation, the Certificate of Designations or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock; (ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Company unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iii) (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege; or (iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company (with exceptions for dividends on the common stock solely in the form of additional shares of common stock and repurchases from former service providers in connection with the cessation of such services).

Conversion Rights

Subject to the Beneficial Ownership Limitation described below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by multiplying one share of Series A Preferred Stock by the Series A Conversion Rate in effect at the time of conversion. The “Series A Conversion Rate” shall initially be ten (10) shares of Common Stock for each share of Series A Preferred Stock. The Series A Conversion Rate shall be subject to adjustment as provided in the Certificate of Designation.

Under the terms of the Certificate of Designations, the Company may not effect the conversion of Series A Preferred Stock into common stock, and a holder will not be entitled to request the conversion of shares of Series A Preferred Stock, if, upon giving effect to such conversion, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed the Beneficial Ownership Limitation, which is 9.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission. A holder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Series A Preferred Stock.

The Series A Preferred Stock does not have, or is subject to, any preemptive or similar rights.

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Warrants

2023 Pre-Funded Warrants

Under the Securities Purchase Agreement, dated October 18, 2023, by and among the Company and the Selling Stockholders (the “2023 Securities Purchase Agreement”), the Company issued pre-funded warrants (the “2023 Warrants”) to purchase 5,747,787 shares of common stock. Each 2023 Warrant to purchase one share was sold for a purchase price of $8.699 per Warrant and has an exercise price of $0.001 per share (for aggregate consideration equating to $8.70 per share of common stock issuable upon exercise of the 2023 Warrants).

Each 2023 Warrant is immediately exercisable and will not expire. Under the terms of the 2023 Warrants, the Company may not effect the exercise of any such 2023 Warrant, and a holder will not be entitled to exercise any portion of any 2023 Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Maximum Percentage”). A holder may reset the Maximum Percentage to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of 2023 Warrants.

2022 Warrants

Under the 2022 Securities Purchase Agreement, the Company issued Warrants (the “2022 Warrants”) to purchase 695,645 shares of Series A Preferred Stock, each 2022 Warrant having an exercise price of $85.50 per share. The exercise price of the 2022 Warrants is at a 40% premium to the price (on an as converted to common stock basis) paid by the Investors for the initial shares of common stock purchased under the 2022 Securities Purchase Agreement.

On September 1, 2022, the Company amended its Certificate of Incorporation to increase the aggregate authorized number of shares of capital stock and the number of shares of common stock such that the company has available, and has reserved, such number of its duly authorized but unissued shares of common stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding or available for issuance upon the exercise of the 2022 Warrants. Following this Authorized Share Increase, and notice to the Investors, the 2022 Warrants became exercisable for an aggregate 6,956,450 shares of common stock with an exercise price per share adjusted of $8.05.

Each 2022 Warrant, when issued, is immediately exercisable and will remain exercisable until the earlier of (i) five years from the date of issuance and (ii) seventy-five (75) days after the Company announces (x) whether the progression-free survival (“PFS”) of gedatolisib in combination with Palbociclib and fulvestrant (Arm A) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, (y) whether the PFS of gedatolisib in combination with fulvestrant (Arm B) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, and (z) the associated hazard ratios and median PFS values for each of Arm A, Arm B, and Arm C.

Under the terms of the 2022 Warrants, the Company may not effect the exercise of any such 2022 Warrant, and a holder will not be entitled to request the exercise any portion of any 2022 Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed the Beneficial Ownership Limitation as described in the “Preferred Stock—Conversion Rights” section above. A holder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of 2022 Warrants.

Registration Rights Agreement

2023 Registration Rights Agreement

For a description of the 2023 Registration Rights Agreement, please see “Selling Stockholders – Agreements with the Selling Stockholders – Registration Rights Agreement” beginning on page 10 of this prospectus.

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2022 Registration Rights Agreement

In connection with the 2022 Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “2022 Registration Rights Agreement”) with the Investors named therein, pursuant to which the Company agreed to register for resale the Registrable Securities (the “2022 Registrable Securities”), which include: (i) the common stock, (ii) the shares of common stock then issued or issuable upon conversion of the Series A Preferred Stock (assuming on such date the shares of Series A Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations), and (iii) the common stock then issued or issuable upon exercise of the 2022 Warrants (assuming the 2022 Warrants are exercisable in full without regard to any exercise limitations therein). Under the 2022 Registration Rights Agreement, the Company agreed to file a registration statement covering the resale by the Investors of the 2022 Registrable Securities no later than 30 days following (i) the Closing Date (as defined in the 2022 Registration rights Agreement) and (ii) the date the Company obtained the necessary stockholder approval to effect the Authorized Share Increase. The Company agreed to use commercially reasonable efforts to cause the registration statement to become effective and to keep such registration statement effective until such time as there are no longer 2022 Registrable Securities held by the Investors. The Company agreed to be responsible for all fees and expenses incurred in connection with the registration of the 2022 Registrable Securities. The Company filed a registration statement on Form S-3 registering for resale the 2022 Registrable Securities, which was declared effective on January 11, 2023.

The Company granted the Investors customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act. The Investors also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in each of the 2022 Warrants, the 2022 Securities Purchase Agreement and the 2022 Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our Company. A summary of these provisions is as follows:

●	Board of directors vacancies. Our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

●	No cumulative voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting.

●	Stockholder action; special meetings of stockholders. Our certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Issuance of undesignated preferred stock. As of the date of this prospectus, we have 650,000 shares of undesignated preferred stock. Subject to certain limitations and approval requirements with respect to our Series A Preferred Stock as described in “Preferred Stock – Voting Rights” above, our board of directors has the authority, without further action by the stockholders, to issue this preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Amendment of charter and bylaw provisions. The affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock, and in certain instances, the vote of the holders of a majority of the then-outstanding Series A Preferred Stock, is required to amend, alter or repeal certain provisions of our certificate of incorporation, as amended, including the provision noted above regarding stockholders not being able to act by written consent. Subject to certain limitations and approval requirements with respect to our Series A Preferred Stock as described in “Preferred Stock – Voting Rights” above, a majority of our board of directors has authority to adopt, amend or repeal provisions of our bylaws. Stockholders also have the authority to adopt, amend or repeal provisions of our bylaws, but only with the affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock and in certain instances, the vote of the holders of a majority of the then-outstanding Series A Preferred Stock.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

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LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Boulay PLLP, our independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

Other documents establishing the terms of the Warrants and the underlying shares of common stock offered hereby are or may be filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. Please note that the representations, warranties and covenants contained in agreements that are filed as exhibits were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.celcuity.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement (but excluding any information furnished to, rather than filed with, the SEC).

We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2022, filed on March 23, 2023 and April 7, 2023, respectively;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 15, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 11, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed on November 13, 2023;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 15, 2023, May 12, 2023, August 22, 2023, August 24, 2023, and October 23, 2023;

●	Our definitive Proxy Statement filed on March 31, 2023; and

●	The description of our common stock contained in our registration statement on Form 8-A filed September 15, 2017, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Celcuity Inc.
16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
Attention: Investor Relations
Phone: (763) 392-0123

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.celcuity.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

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PROSPECTUS

CELCUITY INC.

5,747,787 SHARES OF COMMON STOCK

November 29, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.